As filed with the Securities and Exchange Commission on December 8 , 2016
Registration No. 333- 214920

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED DNA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	59-2262718 (IRS Employer Identification Number)

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Hayward, Ph.D., Sc.D., Chief Executive Officer

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Merrill Kraines, Esq.

Pepper Hamilton LLP

620 Eighth Avenue 37th Floor

New York, New York 10018

Telephone: 212-808-2711

Facsimile: 212-658-9982

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Aggregate Maximum Offering Price (2)	Amount of Registration fee
Common Stock, par value $0.001 per share (3)	2,272,727	$2.28	$5,181,818	$601 (7)
Warrants to purchase Common Stock, par value $0.001 per share (4)	2,272,727	(6)	(6)	(6)
Common Stock, par value $0.001 per share, underlying Warrants (5)	2,272,727	$2.28	5,181,818	601 (7)
Total			$10,363,636	$1,202 (7)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Common Stock of the registrant as reported on The NASDAQ Capital Market on December 1, 2016.

(3) Represents shares of our Common Stock offered by the Selling Securityholders.

(4) Represents Warrants to purchase shares of our Common Stock offered by the Selling Securityholders.

(5) Represents shares of Common Stock issuable upon exercise of Warrants offered by the Selling Securityholders.

(6) No fee pursuant to Rule 457(g) under the Securities Act.

(7) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to correct the signature page contained in Part II of the Registration Statement. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, those sections have been omitted.

Part II

Information Not Required In The Prospectus

Item 16.  Exhibits

Exhibit	Description

3.1	Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

3.2	Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 30, 2010 and incorporated herein by reference

3.3	Second Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 30, 2012 and incorporated herein by reference.

3.4	Third Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 29, 2014 and incorporated herein by reference.

3.5	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1	Securities Purchase Agreement as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

4.2	Second Amendment to Warrant Agreement as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

4.3	Registration Rights Agreement dated as of November 2, 2016 by and between the Registrant and Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

4.4	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent, filed as an exhibit to the registration statement on Form S-1/A filed with the Commission on November 12, 2014 and incorporated herein by reference.

4.5	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent, filed as an exhibit to the registration statement on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

5.1	Opinion of Pepper Hamilton LLP (previously filed as an exhibit to the initial filing of the Registration Statement on December 6, 2016. )

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

Exhibit	Description
23.2	Consent of Marcum LLP (filed herewith)

24.1	Power of attorney ( previously filed as an exhibit to the initial filing of the Registration Statement on December 6, 2016 .)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Applied DNA Sciences, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stony Brook, State of New York, on the 8 th day of December, 2016.

APPLIED DNA SCIENCES, INC.
By:	/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. HAYWARD James A. Hayward	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 8 , 2016

/s/ BETH M. JANTZEN Beth M. Jantzen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8 , 2016

* Robert B Catell	Director	December 8 , 2016

* John F Bitzer III	Director	December 8 , 2016

* Charles S Ryan	Director	December 8 , 2016

* Yacov Shamash	Director	December 8 , 2016

* Sanford R. Simon	Director	December 8 , 2016

* Joseph D Ceccoli	Director	December 8 , 2016

* By:	/s/ James A. Hayward
James A. Hayward
As Attorney-in-Fact

exhibit index

Exhibit	Description

3.1	Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

3.2	Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 30, 2010 and incorporated herein by reference

3.3	Second Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 30, 2012 and incorporated herein by reference.

3.4	Third Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 29, 2014 and incorporated herein by reference.

3.5	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1	Securities Purchase Agreement as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

4.2	Second Amendment to as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

4.3	Registration Rights Agreement dated as of November 2, 2016 by and between Applied DNA Sciences, Inc. and Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

4.4	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent, filed as an exhibit to the registration statement on Form S-1/A filed with the Commission on November 12, 2014 and incorporated herein by reference.

4.5	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent, filed as an exhibit to the registration statement on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

5.1	Opinion of Pepper Hamilton LLP ( previously filed as an exhibit to the initial filing of the Registration Statement on December 6, 2016. )

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP (filed herewith)

24.1	Power of attorney ( previously filed as an exhibit to the initial filing of the Registration Statement on December 6, 2016. )